UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

SCHEDULE 14A INFORMATION

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NVE Corporation
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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

Fellow Shareholders:

Despite a challenging economy, our growth accelerated in fiscal 2010 and we reported strong financial performance for the year. We also positioned ourselves for the future with innovative new products, new equipment, and productive research and development.

Strong Financial Performance
As the graphs at right show, revenue and net income were the best in our history, and our balance sheet is stronger than ever. In the past fiscal year:
    • Total revenue increased 20% compared to 14% for the prior year
    • Net income increased 23%
    • Cash and marketable securities increased by more than $15 million

In the past five years:
    • Total revenue more than doubled
    • Net income increased more than 500%
    • Cash and marketable securities more than quadrupled

Recognition
Our performance earned NVE a place on Forbes’ two most recent lists of the 200 Best Small Companies in America, our growth qualified us for the latest Fortune Small Business list of America’s 100 fastest-growing small public companies, and our return on revenue ranked first among the 100 largest companies in Minnesota according to the Star Tribune in April 2010.

Innovative Products
We introduced innovative products in the past year including Controller Area Network couplers and more parts small enough to fit on the head of a pin. Our latest generation of sensors for implantable medical devices was named one of the Top Products of 2009 by Medical Product Manufacturing News. Our new products are designed to enable efficient factories and smaller, more reliable medical devices.

Investments in Equipment and R&D
New equipment improved our efficiency, increased our capacity, and is helping us make our parts smaller than ever.

Research and development activities sponsored by the company or our customers increased significantly in fiscal 2010. These efforts advanced technologies for the future, including magnetic compassing, biosensors, and Magnetoresistive Random Access Memory (MRAM). In fiscal 2010 and thus far in fiscal 2011 we have been granted U.S. patents relating to magnetic sensors, biosensors, spintronic couplers, and MRAM.

A Bright Future
We entered fiscal 2011 with a strong balance sheet, excellent technology, efficient production, and talented employees. We are well-positioned to continue our vision of leading a spintronics revolution.

Sincerely,

Daniel A. Baker
President and Chief Executive Officer

Statements used in this letter that relate to future plans, events, or performance are forward-looking statements that are subject to certain risks and uncertainties including the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC. The Company undertakes no obligation to update forward-looking statements.